EXHIBIT 99.11

                        CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Keystone Global Resources and Development Fund



     We consent to the use of our report dated May 2, 1997 incorporated by reference herin and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus.


                                                 /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP



Boston, Massachusetts
May 30, 1997